EXHIBIT I
                          CSW International Two, Inc.*
                               Statement of Income
                  For the Twelve Months Ended December 31, 1998
                                   (Unaudited)


                                                    (millions)
Operating Revenues
    Electric revenues                                 $ 1,586
    Other diversified                                     183
                                                  ------------
                                                        1,769

Operating Expenses
    Cost of electric sales                              1,078
    General and administrative                            255
    Depreciation and amortization                          94
    Other diversified                                     126
                                                  ------------
                                                        1,553

Operating Income                                          216
                                                  ------------

Other Income and (Deductions)
    Interest income                                        21
    Interest expense                                     (116)
                                                  ------------
                                                          (95)
                                                  ------------

Income Before Income Taxes                                121

Provision for Income Taxes                                  4
                                                  ------------

Net Income                                              $ 117
                                                  ============


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.